SCHEDULE A

The following is a list of additional foreign banking institutions and foreign securities depositories used as sub-custodians for the securities and other assets of the Funds. This is to account for the space limitation of the N-SAR filing.

COUNTRY	STATE STREET Corp., SUB-CUSTODIAN
Austria	Bank Austria Creditanstalt AG
Bulgaria	Unicredit Bulbank AD
Canada	RBC Dexia Investor Services Limited
Chile	CitiBank, N.A.
People’s Republic	Standard Chartered Bank,
of China
Croatia	Zagrebacka Banka D.D.
Cyprus	BNP Paribas Securities Services S.A.
Czech Republic	Unicredit Bank Czech Republic A.S.
Egypt	Citibank N.A.
Estonia	Seb Eesti Uhispank
Greece	BNP Paribas Securities Services
India	Standard Cahrtered Bank
Indonesia	Standard Charetered Bank, Jakarta
Ireland	HSBC Bank PLC
Japan	Standard Chartered Bank, Tokyo
Republic of Korea	Standard Chartered Bank, Seoul
Latvia	Seb Latvijas Unibanka.

COUNTRY	STATE STREET Corp., SUB-CUSTODIAN
Morocco	Citibank, N.A.
Nigeria	Barclays Bank
Pakistan	Standard Chartered Bank
Poland	Bank Polska Kasa Opieki SA (Pekao)
Portugal	BNP Paribas Securities Services
Romania	Unicredit Triac Bank S.A.
Russia	Citibank ZAO
Slovak Republic	Unicredit Bank Slovakia A.S.
Sri Lanka	Standard Chartered Bank
Swaziland	Standard Bank Swaziland Limited
Switzerland	Credit Suisse First Boston
Taiwan	Bank of Taiwan
Togo	Societe Generale De Banques En Cote D’Ivore
Trinidad and Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe De Tunise
Turkey	HSBC Bank A.S.
Ukraine	ING Bank Ukraine,
Unicredit Bank T.Z.O.V.
Uganda	Barclays Bank of Uganda
United Arab Emirates	HSBC Bank Middle East Limited,
Standard Chartered Bank, Dubai
United Kingdom	HSBC Bank PLC
Vietnam	HSBC Ltd
Zambia	Barclays Bank of Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited